________________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 1, 2004

                        PACKAGING DYNAMICS CORPORATION

            (Exact Name of Registrant as Specified in its Charter)

         Delaware                      000-49741                  32-0009217
-----------------------------    ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
   of Incorporation)                                         Identification No.)

       3900 West 43rd Street, Chicago, Illinois                     60632
       ----------------------------------------                  ----------
       (Address of Principal Executive Offices)                  (Zip Code)

                                (773) 843-4000
            -----------------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

                  On September 14, 2004, Frank V. Tannura was appointed Chief Executive Officer of Packaging Dynamics Corporation ("Packaging Dynamics" or the "Company"). In connection with such appointment, the Company and Mr. Tannura entered into an Amendment (the "Tannura Severance Agreement Amendment") on October 1, 2004 to the Severance and Change of Control Agreement, dated January 23, 2003, by and between the Company and Mr. Tannura (the "Tannura Severance Agreement"). Whereas the Tannura Severance Agreement provided that Mr. Tannura would serve as Chairman of the Company, the Tannura Severance Agreement Amendment provides that Mr. Tannura will serve as Chairman and Chief Executive Officer of the Company. Additionally, in the event that Mr. Tannura is terminated "without cause" or for "good reason" after a "change of control" and on or before the second anniversary date of such "change of control," the Tannura Severance Agreement Amendment provides that he will be entitled to receive a lump sum payment on the date of termination equal to three times the sum of his annual base salary and target bonus, increased from two times as provided in the Tannura Severance Agreement.

                  On September 14, 2004, Henry C. Newell was appointed Vice President, Operations of the Company and resigned from his former positions of Chief Financial Officer and Secretary of the Company. In connection with such appointment and resignation, the Company and Mr. Newell entered into a letter agreement (the "Newell Letter Agreement") on October 1, 2004 relating to the Severance and Change of Control Agreement, dated January 23, 2003, by and between the Company and Mr. Newell (the "Newell Severance Agreement"). The Newell Letter Agreement amends the Newell Severance Agreement to provide that Mr. Newell will serve as Vice President, Operations of the Company. Mr. Newell also acknowledged in the Newell Letter Agreement that his appointment and resignation do not constitute a termination of his employment by the Company "without cause" or constitute a "good reason" as such terms are defined in the Newell Severance Agreement.

                  On September 14, 2004, Patrick T. Chambliss joined the Company as its Vice President, Chief Financial Officer and Secretary. In connection with such appointment, the Company entered into a Severance and Change of Control Agreement (the "Chambliss Severance Agreement") with Mr. Chambliss on October 1, 2004 pursuant to which, if Mr. Chambliss' employment is terminated "without cause" or for "good reason," he will be entitled to receive a lump sum payment on the date of termination equal to one times the sum of his annual base salary as in effect immediately prior to the date of his termination (or, if higher, immediately prior to the first occurrence or circumstance constituting "good reason"). Mr. Chambliss will also receive continuation of medical and dental benefits until the first anniversary of his termination or until covered by insurance with another employer, if sooner. If such termination occurs on or after (or within close proximity of) a "change in control," the vesting of options granted to Mr. Chambliss under the Company's 2002 Long-Term Incentive Compensation Plan will be accelerated and Mr. Chambliss would be entitled to outplacement services for up to one year in an amount not to exceed $25,000. In addition, Mr. Chambliss will receive gross-up payments for certain excise taxes, interest and penalties, if any, that may be imposed by Section 4999 of the Internal Revenue Code.

                  Copies of the Tannura Severance Agreement Amendment, Newell Letter Agreement and Chambliss Severance Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The foregoing descriptions of the Tannura Severance Agreement Amendment, Newell Letter Agreement and Chambliss Severance Agreement are qualified in their entirety by reference to the complete copies attached hereto as exhibits.

ITEM 9.01.        Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit No.       Description
-----------       -----------

Exhibit 10.1 Amendment, dated October 1, 2004, to the Severance and Change of Control Agreement, dated January 23, 2003, by and between Packaging Dynamics Corporation and Frank V. Tannura

Exhibit 10.2 Letter Agreement, dated October 1, 2004, by and between Packaging Dynamics Corporation and Henry C. Newell

Exhibit 10.3 Severance and Change of Control Agreement, dated October 1, 2004, by and between Packaging Dynamics Corporation and Patrick T. Chambliss

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACKAGING DYNAMICS CORPORATION


Dated: October 7, 2004                 By:  /s/ Patrick T. Chambliss
                                            ------------------------------------
                                            Patrick T. Chambliss
                                            Vice President and Chief Financial
                                            Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

Exhibit 10.1 Amendment, dated October 1, 2004, to the Severance and Change of Control Agreement, dated January 23, 2003, by and between Packaging Dynamics Corporation and Frank V. Tannura

Exhibit 10.2 Letter Agreement, dated October 1, 2004, by and between Packaging Dynamics Corporation and Henry C. Newell

Exhibit 10.3 Severance and Change of Control Agreement, dated October 1, 2004, by and between Packaging Dynamics Corporation and Patrick T. Chambliss